UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported) November 15, 2007
                                                        -----------------

                         THE BEAR STEARNS COMPANIES INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        Delaware               File No. 1-8989               13-3286161
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    (State or Other              (Commission               (IRS Employer
    Jurisdiction of              File Number)            Identification No.)
    Incorporation)

                383 Madison Avenue, New York, New York    10179
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 272-2000
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 5, 2007, Warren Spector resigned from his positions as president and co-chief operating officer, member of the Executive Committee, member of the Management and Compensation Committee, member of the Board of Directors of The Bear Stearns Companies Inc. (the "Company"), and all other officer, director and committee memberships of the Company and its affiliates. Following his resignation, Mr. Spector remained as an employee of the Company, with the title of Senior Managing Director.

On November 15, 2007, the Company entered into an agreement with Mr. Spector to address the terms of his separation from the Company (the "Agreement"). Under the Agreement, Mr. Spector confirmed his resignation of officerships, directorships and committee memberships, except remaining a Senior Managing Director on August 5, 2007 (the "End Date") and agreed to continue as an employee of the Company until December 28, 2007 (the "Last Date") with the title of Senior Managing Director.

The Agreement further provides that in consideration of Mr. Spector's execution of the Agreement and a general release (the "General Release") in the form attached to the Agreement, he will receive certain payments and benefits as follows; provided that Mr. Spector does not revoke the Agreement or the General Release within the seven day period immediately following the execution of the Agreement and General Release. Until the Last Date, Mr. Spector will receive bi-weekly base salary payments based upon an annual base salary of $250,000 and benefits at the level and type he was receiving before the End Date. For the purposes of The Bear Stearns Companies Inc. Stock Award Plan, the Compensation Committee authorized termination without cause treatment for Mr. Spector's stock options. As a result, all unvested outstanding employee stock options previously granted to Mr. Spector by the Company will vest on December 28, 2007, provided that (1) Mr. Spector is an employee in good standing on that date and (2) Mr. Spector complies with the covenants pertaining to confidentiality, non-disparagement, cooperation and non-solicitation as described in the applicable award agreement. Further, providing that Mr. Spector complies with such covenants, those options which are less than three years old from the grant date will have an exercise period of the longer of two years from the grant date or 30 days from the Last Date and for those options that were exercisable on the Last Date and which are three years or older from the grant date will have an exercise period of two years from the Last Date. As of November 15, 2007, all of the unvested options are out-of-the-money, based upon a stock price of $99.94 per share, and therefore the intrinsic value of such options is $0. For the purposes of The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors (the "Plan"), the Compensation Committee authorized termination without cause treatment for Mr. Spector's Capital Accumulation Plan ("CAP") Units granted under the Plan. As a result, all CAP Units and earnings units under the Plan previously granted to Mr. Spector with respect to which the vesting date has not occurred prior to the End Date will fully vest on the 180th day following the Last Date, provided Mr. Spector complies with the terms of the Agreement and the provisions of the Plan. As of November 15, 2007, the value of such awards was estimated to be $22,971,709 (229,855 shares), assuming a stock price of $99.94 per share. All such vested units will be distributed in accordance with the regular distribution schedule set forth in the Plan. Under the terms of the Agreement, if Mr. Spector remains with the Company as an employee through the Last Date, Mr. Spector will be treated as a retiree for the purposes of Mr. Spector's investments in the Company's private equity "Employee Funds", except for one of the Employee Funds. As of June 30, 2007, the benefit to Mr. Spector for receiving retiree treatment under such Employee Funds was estimated to be $207,761. Mr. Spector will remain subject to all the conditions of each such Employee Fund's limited partnership agreement and subscription agreement, including the non-competition and non-solicitation provisions. Notwithstanding the foregoing, the Company agreed that it would only enforce the non-competition provisions of such agreements with regard to a position with a direct competitor of the Company, as set forth in the Agreement. If Mr. Spector does not comply with the provisions of such agreements, the Company will be entitled to purchase Mr. Spector's interests in such Employee Funds at the lower of fair market value or cost plus interest less distributions (other than distributions for taxes). In the event that there is a bonus paid under The Bear Stearns Companies Inc. Performance Compensation Plan to participants who are members of the Executive Committee of the Company, Mr. Spector will receive a pro-rata bonus from the annual bonus pool for this group for fiscal year 2007. The Company agreed to distribute or cause to be distributed to Mr. Spector, in accordance with the terms of the employee benefit plans that Mr. Spector participated in, including the employee stock ownership plan, profit sharing, PAYSOP, 401-K and pension plans, Mr. Spector's accumulated benefits in such plans through the Last Date. The Company agreed to pay Mr. Spector's attorney's fees in connection with the Agreement up to a cap of $38,000. Except as otherwise expressly provided in the Agreement, Mr. Spector will not be entitled to receive any other payments or benefits.

The Company has agreed to continue to employ Mr. Spector's executive secretary through December 31, 2007 in order to assist Mr. Spector.

During the period that Mr. Spector remains an employee and after the Last Date, the Company has agreed to indemnify Mr. Spector as set forth under the terms of the Company's indemnification policy or policies, its certificate of incorporation and its by-laws. Further, the Company has agreed to provide Mr. Spector with a standard advancement agreement for Mr. Spector to use if he requires separate counsel from the Company in connection with any investigation, arbitration, regulatory matters or litigation as it relates to his activities and services as an employee.

Under the Agreement, Mr. Spector agreed to cooperate as reasonably requested by the Company with reasonable notice. Following the Company's guidelines, the Company will pay all reasonable (non-legal) expenses incurred by Mr. Spector.

Under the Agreement, Mr. Spector agreed that, in addition to any restrictive covenant that he is subject to pursuant to the terms of any Employee Fund documents, plan or agreement, for a period of one year after the Last Date, not to, directly or indirectly, solicit or hire any person who is employed by, was a consultant or independent contractor to or was being recruited by, the Company. In addition, Mr. Spector has agreed not to disparage or encourage or induce others to disparage the Company for a period of one year from the Last Date.

The General Release was executed by Mr. Spector on November 15, 2007 and neither the Agreement nor the General Release has been revoked as of the date of this Current Report on Form 8-K.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

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      10.1  Agreement and Release dated November 15, 2007 with Warren Spector.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  THE BEAR STEARNS COMPANIES INC.

                                  By:   /s/ Jeffrey M. Farber
                                     -------------------------------------------
                                     Jeffrey M. Farber
                                     Senior Vice President - Finance, Controller
                                     (Principal Accounting Officer)

Dated: November 21, 2007